UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2005

Tapestry Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24320	84-1187753
(State of incorporation)	(Commission File Number)	IRS Employer Identification No.)

4840 Pearl East Circle, Suite 300W
Boulder, Colorado 80301
(Address of principal executive offices and zip code)

(303) 516-8500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

On June 10, 2005, the stockholders of Tapestry Pharmaceuticals, Inc. (the “Company”) approved an amendment to the Company’s 2004 Equity Incentive Plan (the “Plan”) to increase the aggregate number of shares of common stock authorized for issuance under the Plan by 2,000,000 shares to an aggregate of 4,000,000 shares and to increase the number of shares subject to options that may be granted to any one employee during any calendar year from 400,000 shares to 1,000,000 shares.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Edward Erickson, a member of the Board of Directors of the Company (the “Board”) whose term on the Board was to expire in 2007, has resigned from the Board effective June 14, 2005, pursuant to a resignation notice that he gave to the Company on June 10, 2005.  Mr. Erickson’s resignation was a personal decision, and not due to any disagreement with the Company or its management.

Item 7.01.  Regulation FD Disclosure.

The Company’s executive officers from time to time conduct meetings with investors, stockholders and analysts and provide information to stockholders and others at investment conferences and otherwise.  Presentation materials have been furnished by the Company to the Commission previously in Current Reports on Form 8-K, the most recent on January 10, 2005.  The most recent such presentation is being supplemented by the slides filed as Exhibit 99.1 hereto.  The Company does not intend to update these or any other presentation materials furnished to the Commission.  The fact that these materials are being furnished should not be deemed to be an admission as to the materiality of any information contained in the materials.  The information included in any presentation furnished to the Commission also may be made available by the Company in other forms and at other times.

Item 8.01.  Other Events.

The Company 2005 annual meeting of stockholders was held on June 10, 2005.  Stockholders of record as of April 14, 2005 were entitled to vote at this meeting.  A total of 31,131,299 shares of the Company’s voting common stock were present in person or by proxy at the meeting, representing 93% of the Company’s outstanding voting common stock on the record date.  All directors were elected and all other matters submitted to a vote of the Company’s stockholders were approved as follows:

Proposal 1:  To elect three directors to hold office until the 2008 Annual Meeting of Stockholders.  All nominees for Director were elected.  The breakdown of voting for each individual director is as follows:

	Number of Shares
Nominee	FOR	ABSTAIN
Dr. Stephen K. Carter	29,880,787	1,250,512
George M. Gould	29,491,654	1,680,105
Elliot M. Maza	29,914,574	1,257,185

Proposal 2: To adopt a second amended and restated certificate of incorporation to increase the number of authorized shares of common stock from 64,000,000 to 100,000,000, to integrate into a single instrument all of the provisions of the Company’s certificate of incorporation that are currently in effect and to make conforming changes.

Number of Shares
For	28,644,206
Against	2,315,578
Abstain	211,975

Proposal 3:  To approve amendments to the Company’s amended and restated certificate of incorporation to effect a reverse split of the Company’s outstanding common stock, pursuant to which any whole number of outstanding shares between, and including, five and forty would be combined into one share of common stock and to authorize the Company’s Board of Directors to select and file one such amendment.

Number of Shares
For	29,015,378
Against	2,122,685
Abstain	33,695

Proposal 4:  To approve an amendment of the Company’s 2004 Equity Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance thereunder by 2,000,000 shares to an aggregate of 4,000,000 shares and to increase the number of shares subject to options that may be granted to any one employee during any calendar year from 400,000 shares to 1,000,000 shares.

Number of Shares
For	8,340,397
Against	4,668,520
Abstain	44,249

Proposal 5:  To ratify the selection by the Audit Committee of the Board of Directors of Grant Thornton LLP as independent auditors of the Company for the fiscal year ending December 28, 2005.

Number of Shares
For	30,698,915
Against	401,345
Abstain	71,499

Item 9.01. Financial Statements and Exhibits.

(c)  Exhibits.

EXHIBIT NUMBER	DESCRIPTION
99.1

Additional investor presentation materials containing information to be disclosed by executive officers of Tapestry Pharmaceuticals, Inc. at meetings with investors, stockholders, analysts and others, at investor conferences and otherwise beginning on or after June 15, 2005, and to be used from time to time thereafter.

The information disclosed in Items 7.01 and 9.01 of this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 15, 2005

TAPESTRY PHARMACEUTICALS, INC.

By:	/s/ Kai P. Larson
Kai P. Larson
Vice President, General Counsel

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
99.1

Additional investor presentation materials containing information to be disclosed by executive officers of Tapestry Pharmaceuticals, Inc. at meetings with investors, stockholders, analysts and others, at investor conferences and otherwise beginning on or after June 15, 2005, and to be used from time to time thereafter.

The information in Items 7.01 and 9.01 of this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.